EXHIBIT 10.68

February 3, 2004

Ms. Ioana Nicodin
1601B Alton Parkway
Irvine, CA 92606

Dear Ioana:

It is my pleasure to offer you the position of Vice President/Corporate Secretary of HiEnergy Technologies, Inc. effective January 11, 2004, under the following terms and conditions:

         1. Your annual salary will be $67,000, $57,000 of which will be paid in cash and $10,000 by 6 months Promissory Notes bearing 5% interest to be issued monthly.

         2. Options to purchase 100,000 shares of HiEnergy Technologies, Inc. common stock, to be granted half a year after your employment becomes effective with the Company, under our Stock Incentive Plan.

Your primary responsibilities will consist of the following:

|X|      Company Filings with the Security and Exchange Commission
|X|      Maintaining the Company's Corporate Records
|X|      Public Relations
|X|      Investor Relations
|X|      Marketing

We hope that you find our emerging technology stimulating and your new position challenging and such that would manifest your talents and experience at their best.

Please confirm your acceptance of this appointment by co-signing this letter below.

With best wishes for a successful career in this ground-breaking technological venture of vital national interest,

                                        Sincerely,
                                        HiEnergy Technologies, Inc. by,

                                        /s/ Bogdan C. Maglich
                                        ---------------------------------
                                        Bogdan C. Maglich
                                        Chairman and CEO
Accepted by,

/s/ Ioana C. Nicodin
------------------------
Ioana C. Nicodin

Date: 2/5/2004                                                  Cc: C. Geyer